Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

April 2011 Performance Update

The Frontier Fund Supplement Dated April 30, 2011 to Prospectus Dated April 30, 2011.

The Frontier Fund Class 2 Original

T H E    F RO N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

April performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	April 30, 2011	April 30, 2011	NAV / Unit
	MTD	YTD
Balanced Series-2	1.27%	5.44%	$168.13
Balanced Series-2a	1.16%	5.09%	$140.45
Berkeley/Graham/Tiverton Series-2	4.26%	3.29%	$136.06
Currency Series-2	2.52%	-1.29%	$94.20
Long/Short Commodity Series-2	5.28%	18.52%	$181.65
Winton/Graham Series-2	5.39%	5.14%	$151.44
Winton Series-2	3.29%	5.11%	$161.86
Long Only Commodity Series-2	3.18%	9.73%	$113.81
Managed Futures Index Series-2	4.92%	0.55%	$130.41

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of April 30, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(13,194,987.20)
Unrealized trading gain/(loss)			14,473,079.84
Less: commissions			(69,675.43)
Less: FCM fees			(26,423.96)
Foreign currency gain/(loss)			192,347.27
Interest income			941.07

Total Income			1,375,281.59

EXPENSES

Management fees			40,278.22
Incentive fees			398,971.51

Total Expenses			439,249.73

Net Income (Loss)			$936,031.86

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	457,662.79111	$75,981,268.29	166.02
Current month additions	26.02611	4,269.09
Current month redemptions	(13,870.37095)	(2,301,839.17)
Net Income (loss) for current month		936,031.86

Net Asset Value, end of current month	443,818.44627	$74,619,730.07	168.13

	Monthly rate of return		1.27%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(636,581.73)
Unrealized trading gain/(loss)			699,957.00
Less: commissions			(3,405.27)
Less: FCM fees			(1,291.04)
Foreign currency gain/(loss)			9,515.70
Interest income			2,147.08

Total Income			70,341.74

EXPENSES

Trading Fee			6,106.26
Management fees			1,966.05
Incentive fees			19,663.00

Total Expenses			27,735.31

Net Income (Loss)			$42,606.43

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,435.34588	$3,670,351.82	138.84
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		42,606.43

Net Asset Value, end of current month	26,435.34588	$3,712,958.25	140.45

	Monthly rate of return		1.16%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$172,735.39
Unrealized trading gain/(loss)			184,578.90
Less: commissions			(8,935.18)
Less: FCM fees			(3,046.17)
Foreign currency gain/(loss)			2,201.43
Interest income			(51.59)

Total Income			347,482.78

EXPENSES

Management fees			23,516.71
Incentive fees			21,580.02

Total Expenses			45,096.73

Net Income (Loss)			$302,386.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	61,601.75966	$8,039,320.96	130.50
Current month additions	—	—
Current month redemptions	(8,618.68871)	(1,132,581.44)
Net Income (loss) for current month		302,386.05

Net Asset Value, end of current month	52,983.07095	$7,209,125.57	136.06

	Monthly rate of return		4.26%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$832.71
Unrealized trading gain/(loss)			337,324.38
Net change in inter-series payables			(311,476.34)
Less: FCM fees			(5,165.56)
Interest income			5,462.77

Total Income			26,977.96

EXPENSES

Management fees			8,803.74
Incentive fees			—

Total Expenses			8,803.74

Net Income (Loss)			$18,174.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,829.86035	$719,423.82	91.88
Current month additions	—	—
Current month redemptions	(6,370.84613)	(600,157.04)
Net Income (loss) for current month		18,174.22

Net Asset Value, end of current month	1,459.01422	$137,441.00	94.20

	Monthly rate of return		2.52%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,784,217.48)
Unrealized trading gain/(loss)			2,740,934.44
Less: commissions			(6,014.98)
Less: FCM fees			(6,316.30)
Foreign currency gain/(loss)			(2,857.67)
Interest income			20,915.81

Total Income			962,443.82

EXPENSES

Management fees			62,077.98
Incentive fees			119,092.12

Total Expenses			181,170.10

Net Income (Loss)			$781,273.72

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	98,591.72388	$17,010,859.80	172.54
Current month additions	—	—
Current month redemptions	(15,880.81505)	(2,767,590.45)
Net Income (loss) for current month		781,273.72

Net Asset Value, end of current month	82,710.90883	$15,024,543.07	181.65

	Monthly rate of return		5.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$277,302.18
Unrealized trading gain/(loss)			328,621.19
Less: commissions			(3,863.43)
Less: FCM fees			(3,904.91)
Foreign currency gain/(loss)			202.75
Interest income			2,255.35

Total Income			600,613.13

EXPENSES

Management fees			25,906.36
Incentive fees			85,433.82

Total Expenses			111,340.18

Net Income (Loss)			$489,272.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	73,541.61407	$10,568,232.66	143.70
Current month additions	—	—
Current month redemptions	(17,135.15021)	(2,515,119.63)
Net Income (loss) for current month		489,272.95

Net Asset Value, end of current month	56,406.46386	$8,542,385.98	151.44

	Monthly rate of return		5.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$182,560.97
Unrealized trading gain/(loss)			300,184.58
Less: commissions			(500.66)
Less: FCM fees			(4,545.69)
Foreign currency gain/(loss)			49.25
Interest income			6,500.92

Total Income			484,249.37

EXPENSES

Management fees			20,820.96
Incentive fees			87,771.66

Total Expenses			108,592.62

Net Income (Loss)			$375,656.75

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	72,790.00268	$11,405,916.07	156.70
Current month additions	—	—
Current month redemptions	(62.43273)	(10,000.00)
Net Income (loss) for current month		375,656.75

Net Asset Value, end of current month	72,727.56995	$11,771,572.82	161.86

	Monthly rate of return		3.29%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$8,073.13
Unrealized trading gain/(loss)			(10.81)
Less: commissions			—
Less: FCM fees			(232.94)
Foreign currency gain/(loss)			—
Interest income			1,006.33

Total Income			8,835.71

EXPENSES

Management fees			615.62
Incentive fees			—

Total Expenses			615.62

Net Income (Loss)			$8,220.09

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,703.93999	$849,697.59	110.29
Current month additions	—	—
Current month redemptions	(4,697.86542)	(515,807.36)
Net Income (loss) for current month		8,220.09

Net Asset Value, end of current month	3,006.07457	$342,110.32	113.81

	Monthly rate of return		3.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(13,240.38)
Unrealized trading gain/(loss)			176,820.31
Less: commissions			(558.01)
Less: FCM fees			(1,332.65)
Foreign currency gain/(loss)			560.80
Interest income			5,316.62

Total Income			167,566.69

EXPENSES

Management fees			5,986.06
Incentive fees			—

Total Expenses			5,986.06

Net Income (Loss)			$161,580.63

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,574.94582	$3,303,128.57	124.29
Current month additions	—	—
Current month redemptions	(187.13500)	(23,514.42)
Net Income (loss) for current month		161,580.63

Net Asset Value, end of current month	26,387.81082	$3,441,194.84	130.41

	Monthly rate of return		4.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 2